Exhibit 99.1

Energy Fuels Obtains EPA Approval for Future Expansion of Nichols Ranch Uranium Project

LAKEWOOD, CO, Feb. 17, 2017 /CNW/ - Energy Fuels Inc. (NYSE MKT: UUUU; TSX: EFR) ("Energy Fuels" or the "Company"), a leading producer of uranium in the United States, is pleased to announce that the U.S. Environmental Protection Agency ("EPA"), in a letter dated February 10, 2017, has issued an aquifer exemption for the Jane Dough wellfield in the Nichols Ranch ISR Project pursuant to the requirements of 40 CFR §146.4. In the letter, the EPA concurred with the reclassification of the Jane Dough aquifer by the Wyoming Department of Environmental Quality ("WDEQ") to allow for future in situ uranium recovery.

The Jane Dough wellfield, which is adjacent to Energy Fuels' currently producing Nichols Ranch wellfield, is important in sustaining the Company's long-term uranium production at Nichols Ranch. The Company is currently producing uranium from the Nichols Ranch wellfield and expects nine header-houses to be in operation during 2017. The Company expects to construct four additional header-houses in the Nichols Ranch wellfield once sustained improvements in uranium prices are observed. Once all thirteen header-houses in the Nichols Ranch wellfield have been constructed, the Company expects to advance production into the Jane Dough wellfield, which will be connected to the Nichols Ranch Plant.

According to a February 2015 technical report ("Technical Report") prepared in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects ("NI 43-101"), the Jane Dough wellfield is estimated to hold approximately 3.6 million pounds of uranium, contained in 1.5 million tons of Indicated Mineral Resources with an average grade of 0.11% eU3O8. This is almost 1 million more pounds of uranium than what the Technical Report estimated to be contained in the currently producing Nichols Ranch wellfields.

EPA and WDEQ approval are important regulatory milestones for the Company, as they are required to place the Jane Dough wellfields into production. The next regulatory steps are to add the Jane Dough wellfield to the main Nichols Ranch Permit to Mine and Source Material License.  Approval for these actions from WDEQ and the U.S. Nuclear Regulatory Commission ("NRC"), respectively, are expected to be received by the Company within the next few months.  Following these last approvals, the Company will have all major regulatory approvals to begin production from the Jane Dough wellfield in the future.

Stephen P. Antony, President and CEO of Energy Fuels stated: "The Jane Dough wellfield is important for Energy Fuels to ensure sustainable, long-term uranium production from our Nichols Ranch ISR Project in Wyoming.  Nichols Ranch has proven to be a reliable uranium supplier since it went into production in 2014, and we expect existing wellfields to produce about 350,000 pounds of uranium in 2017.  The Jane Dough wellfield is located adjacent to the existing Nichols Ranch wellfield.  Therefore, once all header-houses are completed at the Nichols Ranch wellfield, production is expected to advance to the Jane Dough wellfield, which will be connected to the Nichols Ranch ISR Plant.  In addition, I personally congratulate Energy Fuels' internal permitting team for successfully obtaining these EPA and State approvals.  It is not easy to permit new uranium projects in the United States, and based on Energy Fuels' track-record in this regard, I believe our permitting team is second-to-none in the U.S. uranium sector.  We look forward to receiving the final NRC and WDEQ approvals in the upcoming months."

About Energy Fuels:  Energy Fuels is a leading integrated US-based uranium mining company, supplying U3O8 to major nuclear utilities.  Energy Fuels holds three of America's key uranium production centers, the White Mesa Mill in Utah, the Nichols Ranch Processing Facility in Wyoming, and the Alta Mesa Project in Texas.  The White Mesa Mill is the only conventional uranium mill operating in the U.S. today and has a licensed capacity of over 8 million pounds of U3O8 per year.  The Nichols Ranch Processing Facility is an ISR production center with a licensed capacity of 2 million pounds of U3O8 per year.  Alta Mesa is an ISR production center currently on care and maintenance.  Energy Fuels also has the largest NI 43-101 compliant uranium resource portfolio in the U.S. among producers, and uranium mining projects located in a number of Western U.S. states, including one producing ISR project, mines on standby, and mineral properties in various stages of permitting and development.  The Company also produces vanadium as a co-product of its uranium production form certain of its mines on the Colorado Plateau, as market conditions warrant.  The Company's common shares are listed on the NYSE MKT under the trading symbol "UUUU", and on the Toronto Stock Exchange under the trading symbol "EFR".

Stephen P. Antony, P.E., President & CEO of Energy Fuels, is a Qualified Person as defined by Canadian National Instrument 43-101 and has reviewed and approved the technical disclosure contained in this news release.

Cautionary Note Regarding Forward-Looking Statements:  Certain information contained in this news release, including any information relating to: the Company being a leading producer of uranium in the U.S.; the Jane Dough wellfield being an important aspect of the Company's future production plans; the Company's expectations with regard to the sequencing of header-houses and wellfields; the Company's belief that the Jane Dough wellfield can easily be connected to the Nichols Ranch Plant; estimates of resources contained in various areas of the Nichols Ranch Project; the Company's expectations with regard to permitting and licensing of the Jane Dough wellfields including the timing of future approvals; the Company's expectation that the Nichols Ranch Project will produce 350,000 pounds of uranium in 2017; the Company's belief that its permitting team is second-to-none; and any other statements regarding Energy Fuels' future expectations, beliefs, goals or prospects; constitute forward-looking information within the meaning of applicable securities legislation (collectively, "forward-looking statements").  All statements in this news release that are not statements of historical fact (including statements containing the words "expects", "does not expect", "plans", "anticipates", "does not anticipate", "believes", "intends", "estimates", "projects", "potential", "scheduled", "forecast", "budget" and similar expressions) should be considered forward-looking statements.  All such forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond Energy Fuels' ability to control or predict.  A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation factors relating to: the Company being a leading producer of uranium in the U.S.; the Jane Dough wellfield being an important aspect of the Company's future production plans; the Company's expectations with regard to the sequencing of header-houses and wellfields; the Company's belief that the Jane Dough wellfield can easily be connected to the Nichols Ranch Plant; estimates of resources contained in various areas of the Nichols Ranch Project; the Company's expectations with regard to permitting and licensing of the Jane Dough wellfields including the timing of future approvals; the Company's expectation that the Nichols Ranch Project will produce 350,000 pounds of uranium in 2017; the Company's belief that its permitting team is second-to-none; and other risk factors as described in Energy Fuels' most recent annual report on Form 10-K and quarterly financial reports.  Energy Fuels assumes no obligation to update the information in this communication, except as otherwise required by law.  Additional information identifying risks and uncertainties is contained in Energy Fuels' filings with the various securities commissions which are available online at www.sec.gov and www.sedar.com. Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of the management of Energy Fuels relating to the future. Readers are cautioned that such statements may not be appropriate for other purposes. Readers are also cautioned not to place undue reliance on these forward-looking statements, that speak only as of the date hereof.

SOURCE Energy Fuels Inc.

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For further information: Energy Fuels Inc., Curtis Moore - VP - Marketing & Corporate Development, (303) 974-2140 or Toll free: (888) 864-2125, investorinfo@energyfuels.com, www.energyfuels.com

CO: Energy Fuels Inc.

CNW 07:00e 17-FEB-17